NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES REVIEW OF STRATEGIC ALTERNATIVES TO MAXIMIZE SHAREHOLDER VALUE

Company Announces Agreement to Sell Kingwood Place
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AUSTIN, TX, December 22, 2025 – Stratus Properties Inc. (NASDAQ: STRS) (“Stratus”) today announced that its Board of Directors (the “Board”) has initiated a process to explore strategic alternatives to maximize shareholder value with the assistance of outside, independent financial and legal advisors. The Board intends to consider a comprehensive range of alternatives, including but not limited to the sale of Stratus, a plan of dissolution and liquidation, further share repurchases and other strategic or financial transactions.

Stratus also announced that it has entered into an agreement to sell Kingwood Place for $60.8 million. Kingwood Place is Stratus’ H-E-B-anchored, mixed-use development project in Kingwood, Texas (in the greater Houston area). If the sale is completed, it is expected to generate estimated pre-tax net cash proceeds of approximately $26 million, after selling costs and payment of the project loan. This represents a premium to Stratus’ pre-tax net asset value of Kingwood Place, as reflected in Stratus’ Investor Presentation dated March 28, 2025. Stratus owns approximately 60% of Kingwood Place through a limited partnership with equity investors. The sale, if completed, is expected to close in first-quarter 2026, following expiration of the inspection period during which the buyer may terminate the contract and subject to satisfaction of closing conditions. This transaction would follow the recently completed sales of two of Stratus’ other stabilized retail projects, Lantana Place – Retail and West Killeen Market.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “Over the past ten years, we have secured valuable entitlements for our early-stage projects and successfully leased or sold the vast majority of our completed properties. We now have a solid cash position from recent asset sales, a streamlined portfolio and a more mature asset base. With a track record of realizing premium value through asset sales, and building on the Board’s exploration of opportunities for the use of our cash, we believe this is the right time to evaluate mechanisms for recognizing the value of our remaining portfolio and returning cash to shareholders in a tax-efficient manner.”

The Board has not set a timetable for the conclusion of its evaluation, nor has it made any decisions related to any potential strategic alternatives at this time. There can be no assurance as to the outcome of this process, or if a transaction does occur, the timing of any such transaction. Stratus does not intend to comment further on this process until it deems further disclosure is appropriate or necessary.

Eastdil Secured is serving as Stratus’ financial advisor in conjunction with this process. Jones Walker LLP and Sidley Austin LLP are serving as Stratus’ legal advisors.

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as statements regarding the potential outcomes of the review of strategic alternatives, the potential strategic alternatives that may be considered, the potential for future cash returns to shareholders, Stratus’ estimated pre-tax proceeds from the sale of Kingwood Place, and whether and when the sale of Kingwood Place will be completed. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the strategic alternatives review, including whether the objectives of the strategic review process will be achieved, the incurrence of costs and expenses, the diversion of management’s time in connection with such review, and the risk that the strategic review and its announcement could have an adverse effect on the ability of Stratus to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and others and on its operating results and business generally, the possibility that Stratus may decide not to change its long-term business strategy following the Board’s strategic review process, Stratus’ inability to consummate any proposed strategic alternative resulting from the strategic review due to, among other things, market, regulatory and other factors, the potential for disruption to Stratus’ business resulting from the strategic review process, the risk of any litigation relating to the strategic review, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the strategic review process and the results thereof, whether Stratus and the purchaser will satisfy their respective obligations and conditions to closing under the purchase agreement for Kingwood Place in the anticipated timeframe or at all, Stratus’ ability to implement its business strategy successfully, including its ability to develop, finance, construct and sell or lease properties on terms its Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, elevated inflation and interest rates, the effect of changes in tariffs and trade policies, including threatened tariffs, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.